EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60590) pertaining to the PracticeWorks, Inc. 401(k) Profit Sharing Plan of our report dated September 27, 2002, with respect to the financial statements of the PracticeWorks, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                                                                                /s/  Windham Brannon, P.C.

Atlanta, Georgia
January 13, 2003